Exhibit 23.1

TOTAL ASIA ASSOCIATES PLT
(LLP0016837-LCA & AF002128)
A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,
50400 Kuala Lumpur, Malaysia.
Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,
QUESTCORP GLOBAL INC

No. 36-4, Jalan Metro Pudu
Fraser Business Park
Off Jalan Yew
55100 Kuala Lumpur, Malaysia

We consent to the inclusion in the Registration Statement on Form S-1 Amendment No.3 of Questcorp Global Inc of our report date May 24, 2019, relating to our audit of the consolidated balance sheets of Questcorp Global Inc as of March 31, 2018 and 2017 and the related consolidated statements of income, stockholders’ equity, and cash flows for the period ended of March 31, 2018 and 2017.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA
MAY 24, 2019